Exhibit 99.1

Delaware Court Clears Path for Finjan to Establish Additional Royalties Owed by Trustwave

Trustwave’s Motion to Dismiss Breach of Contract Case Initiated by Finjan is Denied

East Palo Alto, CA – February 19, 2019 – Finjan Holdings, Inc. (NASDAQ: FNJN), and its subsidiary Finjan, Inc. ("Finjan"), filed a complaint against its licensee, Trustwave Holdings, Inc. (“Trustwave”) in the Superior Court of the State of Delaware for Breach of Contract (Case No. N18C-04-006) on April 4, 2018. Finjan entered into an Amended and Restated Patent License Agreement (“Agreement”) with Trustwave on March 6, 2012. On February 11, 2019, after considering Trustwave’s Motion to Dismiss Plaintiff’s Complaint, the Honorable William C. Carpenter, Jr. of the Superior Court of the State of Delaware denied the motion, ruling that Finjan’s breach of contract suit may proceed.
As with the majority of Finjan’s Agreements and Licenses, certain provisions are included which essentially serve as pricing protections. Under this particular Agreement, in the event that Trustwave was acquired, certain royalties would be due on certain products. Finjan alleges that Trustwave breached the parties’ Agreement by failing to pay royalties believed owed as a result of Trustwave’s acquisition by Singapore Telecommunications Ltd. (“Singtel”) on or about September 2015.
“We have long enjoyed our relationship with Trustwave and place great value on the fact that they are a licensee of Finjan, Inc.’s patents. While we wish to maintain this relationship, it became apparent after extensive negotiations that it was necessary to file suit to enforce the terms of our Patent License Agreement that contemplated additional royalty payments upon certain qualified acquisition events, such as Singtel acquiring Trustwave,” said Julie Mar-Spinola, CIPO of Finjan. “Such provisions are common in our Patent License Agreements not only to help protect the value of Finjan’s patent portfolio but also serve to protect the value to our stakeholders.”
About Finjan Holdings, Inc.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized pioneer in cybersecurity. Finjan, Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' strategic initiatives to achieve future growth and deliver value to shareholders ; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:

Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com